Exhibit 12

                                 Reed Smith LLP
                                435 Sixth Avenue
                            Pittsburgh, PA 15219-1886


                                 August __, 2003




ARK Funds, on behalf of its portfolios listed in Annex A hereto
Two Portland Square
Portland, Maine  04101

VISION Group of Funds, on behalf of its portfolios listed in Annex A hereto 5800 Corporate Drive
Pittsburgh, Pennsylvania 15237

Ladies and Gentlemen:

     You have requested our opinion concerning certain federal income tax consequences of a transaction (the "Reorganization") in which all of the assets of each portfolio (each an "Acquired ARK Fund") of the ARK Funds (the "ARK Trust") listed on Annex A and all of the assets of certain portfolios (each an "Acquired VISION Fund", and together with the Acquired ARK Funds, the "Acquired Funds") of the VISION Group of Funds (the "VISION Trust") listed on Annex A will be acquired by a corresponding portfolio (each an "Acquiring Fund") of the VISION Trust listed on Annex A solely for Class A Shares, Class B Shares, Class C Shares, Institutional I Shares or Institutional II Shares of the corresponding Acquiring Fund (the "Acquiring Fund Shares") listed on Annex A, which shall thereafter be distributed to the shareholders of the corresponding Acquired Fund (the "Acquired Fund Shareholders") in liquidation of the corresponding Acquired Fund. Both the ARK Trust and the VISION Trust are registered open-end management investment companies which qualify as regulated investment companies described in Section 851(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The terms and conditions of the Reorganization are set forth in an Agreement and Plan of Reorganization dated as of ________, 2003, between the ARK Trust and the VISION Trust (the "Agreement"). This opinion is rendered to you pursuant to paragraph 8.5 of the Agreement.

     We have reviewed and relied upon the Registration Statement on Form N-14 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the Reorganization, the certificates provided to us by the ARK Trust and the VISION Trust in connection with the rendering of this opinion, and such other documents and instruments as we have deemed necessary for the purposes of this opinion.

     Based  upon  and  subject  to  the   foregoing,   and  assuming   that  the
Reorganization will take place as described in the Agreement, we are of the opinion that, for federal income tax purposes with the respect to each Acquiring
Fund:

     (a) The transfer of all of the Acquired Fund's assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund (followed by the distribution of Acquiring Fund Shares to the Acquired Fund Shareholders in dissolution and liquidation of the Acquired Fund) will constitute a "reorganization" within the meaning of Section 368(a) of the Code and the Acquiring Fund and Acquired Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

     (b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for Acquiring Fund Shares, and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund.

     (c) No gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to Acquired Fund Shareholders in exchange for such shareholders' shares of the Acquired Fund.

     (d) No gain or loss will be recognized by the Acquired Fund Shareholders upon the exchange of their Acquired Fund shares for Acquiring Fund Shares in the Reorganization.

     (e) The aggregate tax basis for Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor by such shareholder. The holding period of Acquiring Fund Shares to be received by each Acquired Fund Shareholder will include the period during which the Acquired Fund shares exchanged therefor were held by such shareholder, provided the Acquired Fund shares are held as capital assets at the time of Reorganization.

     (f) The tax basis of the Acquired Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately before the Reorganization. The holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund.

     Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Reorganization on the Acquiring Fund, the Acquired Fund or any Acquired Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes as of the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

     This opinion is expressed as of the date hereof and is based upon the Code, Treasury regulations promulgated thereunder, administrative positions of the Internal Revenue Service (the "Service"), and judicial decisions, all of which are subject to change either prospectively or retroactively. There can be no assurance that changes in the law will not take place which could affect the opinions expressed herein or that contrary positions may not be taken by the Service. We disclaim any undertaking to advise you with respect to any event subsequent to the date hereof.

     The opinions contained herein are limited to those matters expressly covered; no opinion is to be implied in respect of any other matter. This opinion is addressed solely to you and may not be relied upon by any other person without our prior written consent. We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement.

                                          Very truly yours,



                                          Reed Smith LLP


                                   ANNEX A
   Acquired Fund                               Acquiring Fund
   1. ARK International Equity Portfolio       Vision International Equity Fund
        -Class A Shares                          -Class A Shares
        -Institutional Shares                    -Institutional Shares
      ARK Emerging Markets Equity              Vision International Equity Fund Portfolio
        -Class A Shares                          -Class A Shares

   2. ARK U.S. Government Bond                 Vision U.S. Government Bond Fund
      Portfolio                                (formerly Vision U.S. Government
                                               Securities Fund)
        -Class A Shares                          -Class A Shares
        -Institutional Shares                    -Institutional I Shares

   3. ARK Short-Term Treasury                  Vision Short Duration Government
      Portfolio                                Bond Fund (formerly Vision
        -Class A Shares                        Institutional Limited Duration
                                               U.S. Government Fund)
        -Institutional Shares                    -Class A Shares
                                                 -Institutional Shares

   4. ARK Money Market Portfolio               Vision Money Market Fund
        -Class A Shares                          -Class A Shares
        -Class B Shares                          -Class B Shares
        -Institutional Shares                    -Institutional I Shares
        -Institutional II Shares                 -Institutional II Shares
      ARK Prime Cash Management Portfolio      Vision Money Market Fund
        -Corporate Class                         -Institutional I Shares
        -Corporate II Class                      -Institutional II Shares
        -Corporate III Class                     -Institutional II Shares

   5. ARK U.S. Treasury Money Market           Vision U.S. Treasury Money Market
      Portfolio                                Fund (formerly Vision Treasury
                                               Money Market Fund)
        -Class A Shares                          -Class A Shares
        -Institutional Shares                    -Institutional I Shares
        -Institutional II Shares                 -Institutional II Shares
      ARK U.S. Treasury Cash Management        Vision U.S. Treasury Money Market
      Portfolio                                Fund (formerly Vision Treasury
                                               Money Market Fund)
        - Corporate II Class                     -Institutional II Shares
        - Corporate III Class                    -Institutional II Shares

   6. ARK Value Equity Portfolio               Vision Large Cap Stock Fund
        -Class A Shares                          -Class A Shares
        -Class B Shares                          -Class B Shares
        -Institutional Shares                    -Institutional I Shares
      ARK Blue Chip Equity Portfolio           Vision Large Cap Stock Fund
        -Class A Shares                          -Class A Shares
        -Class B Shares                          -Class B Shares
        -Institutional Shares                    -Institutional I Shares
      Vision Large Cap Core Fund               Vision Large Cap Stock Fund
        -Class A Shares                          -Class A Shares
        -Class B Shares                          -Class B Shares

   7. ARK Pennsylvania Tax-Free Portfolio      Vision Pennsylvania Municipal Bond Fund
        -Class A Shares                          -Class A Shares
        -Class B Shares                          -Class B Shares
        -Institutional Shares                    -Institutional I Shares
      Vision Pennsylvania Municipal Income     Vision Pennsylvania Municipal Bond Fund
      Fund
        -Class A Shares                          -Class A Shares


   Acquired Fund                               Acquiring Fund
   8. ARK U.S. Government Money Market         Vision U.S. Government Money Market Fund
      Portfolio
        -Class A Shares                          -Class A Shares
        -Institutional Shares                    -Institutional I Shares
        -Institutional II Shares                 -Institutional II Shares
      ARK U.S. Government Cash                 Vision U.S. Government Money Market Fund
      Management Portfolio
        -Corporate II Shares                     -Institutional II Shares
        -Corporate III Shares                    -Institutional II Shares

   9. ARK Tax-Free Money Market Portfolio      Vision Tax-Free Money Market Fund
        -Class A Shares                          -Class A Shares
        -Institutional Shares                    -Institutional I Shares
      ARK Tax-Free Cash Management             Vision Tax-Free Money Market Fund
      Portfolio
        -Corporate III Shares                    -Institutional II Shares

   10.  ARK Social Issues Small-Cap Equity     Vision Social Balanced Fund
      Portfolio
        -Institutional Shares                    -Institutional I Shares
      ARK Social Issues Capital Growth         Vision Social Balanced
      Portfolio                                Fund
        -Institutional Shares                    -Institutional I Shares
      ARK Social Issues Blue Chip Equity       Vision Social Balanced Fund
   Portfolio
        -Institutional Shares                    -Institutional I Shares
      ARK Social Issues Intermediate           Vision Social Balanced
   Fixed Income                                Fund
      Portfolio
        -Institutional Shares                    -Institutional I Shares

   11.  ARK Intermediate Fixed Income          Vision Intermediate-Term Bond
      Portfolio                                Fund
        -Institutional Shares                    -Institutional I Shares
      Vision Intermediate-Term Bond Fund       Vision Intermediate-Term Bond Fund
        -Class A Shares                          -Class A Shares

   12.  ARK Equity Index Portfolio             Vision Equity Index Fund
        -Class A Shares                          -Class A Shares
        -Institutional Shares                    -Institutional I Shares

   13.  ARK Equity Income Portfolio            Vision Equity Income Fund
        -Class A Shares                          -Class A Shares
        -Institutional Shares                    -Institutional I Shares

   14.  ARK Mid-Cap Equity Portfolio           Vision Mid Cap Growth Fund
        -Class A Shares                          -Class A Shares
        -Institutional Shares                    -Institutional I Shares

   15.  ARK Small-Cap Portfolio                Vision Small Cap Growth Fund
        -Class A Shares                          -Class A Shares
        -Class B Shares                          -Class B Shares
        -Class C Shares                          -Class C Shares
        -Institutional Shares                    -Institutional I Shares



   Acquired Fund                               Acquiring Fund
   16.  ARK Capital Growth Portfolio           Vision Multi Cap Growth Fund
        -Class A Shares                          -Class A Shares
        -Class B Shares                          -Class B Shares
        -Institutional Shares                    -Institutional I Shares

   17.  ARK Balanced Portfolio                 Vision Balanced Fund
        -Class A Shares                          -Class A Shares
        -Class B Shares                          -Class B Shares
        -Institutional Shares                    -Institutional I Shares

   18.  ARK Income Portfolio                   Vision Income Fund
        -Class A Shares                          -Class A Shares
        -Class B Shares                          -Class B Shares
        -Institutional Shares                    -Institutional I Shares

   19.  ARK Short-Term Bond Portfolio          Vision Short-Term Corporate Bond Fund
        -Institutional Shares                    -Institutional I Shares

   20.  ARK Maryland Tax-Free Portfolio        Vision Maryland Municipal Bond Fund
        -Class A Shares                          -Class A Shares
        -Class B Shares                          -Class B Shares
        -Institutional Shares                    -Institutional I Shares

   21.  ARK Pennsylvania Tax-Free Money        Vision Pennsylvania Tax-Free Money Market Fund
      Market Portfolio
        -Class A Shares                          -Class A Shares
        -Institutional Shares                    -Institutional I Shares
        -Institutional II Shares                 -Institutional II Shares
